UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2016

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we,” “us,” and “our” refer to Senior Housing Properties Trust.

Item 8.01.  Other Events.

On October 2, 2016, in connection with the proposed commencement by ABP Acquisition LLC, or the Purchaser, of a partial tender offer, or the Offer, for up to 10,000,000 shares of the common stock, par value $.01 per share, or Shares, of Five Star Quality Care, Inc., or Five Star, we entered into a Consent Agreement with the Purchaser, ABP Trust, Adam D. Portnoy and Barry M. Portnoy, or the Requesting Parties, which, among other things, establishes conditions precedent to the effectiveness of certain exceptions and approvals granted by our Board of Trustees (with Messrs. Barry M. Portnoy and Adam D. Portnoy abstaining), or the Board, in connection with the Offer, including that the Board consents to the granting of certain exceptions to the ownership restrictions set forth in Five Star’s charter and a written waiver by us of any default or event of default under any of our leases, management or other agreements with Five Star arising or resulting from the granting of the exceptions or the acquisition by the Requesting Parties of up to an aggregate of 18,000,000 Shares.

The foregoing description of the Consent Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed with this Current Report as Exhibit 10.1.

Information Regarding Certain Relationships and Related Person Transactions

The Purchaser is a wholly owned subsidiary of ABP Trust.  ABP Trust is the controlling stockholder of The RMR Group Inc., or RMR Inc.  The RMR Group LLC, or RMR LLC, which provides business management services to us, is a majority owned subsidiary of RMR Inc.  ABP Trust controls 91.4% of the voting power of the outstanding shares of RMR Inc. and owns, directly and indirectly, an approximate 51.8% economic interest in RMR LLC.  ABP Trust is owned by Barry M. Portnoy and Adam D. Portnoy.  Barry M. Portnoy is and has been one of our Managing Trustees since 1999.  He is a managing director and executive officer of RMR Inc. and chairman of RMR LLC.  Adam D. Portnoy, the son of Barry M. Portnoy, is and has been one of our Managing Trustees since 2007.  He is a managing director, president and chief executive officer of RMR Inc. and the president and chief executive officer of RMR LLC.

RMR LLC also provides management services to Five Star.  Five Star is our largest tenant and it manages certain senior living communities for us. We are Five Star’s largest landlord, own 4,235,000, or approximately 8.6%, of the outstanding Shares and own 2,637,408 shares of Class A common stock of RMR Inc., which represent less than 1% of the combined voting power of RMR Inc.’s common stock.  Barry M. Portnoy is and has been a managing director of Five Star since 2001 and serves as a director, managing director, trustee or managing trustee of the other companies to which RMR LLC or its affiliates provide management services.  Adam D. Portnoy serves as a director, managing director, trustee or managing trustee of a majority of the other companies to which RMR LLC or its affiliates provide management services.  In addition, officers of RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its affiliates provide management services.  Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC provides management services.

Because of the continuing relationships among us and ABP Trust and its affiliates, the terms of the Consent Agreement were negotiated and approved by a special committee of our Board composed solely of our Independent Trustees and also were approved by our Independent Trustees and our Board (with Barry M. Portnoy and Adam D. Portnoy abstaining), voting separately.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2015, or our Annual Report, our definitive Proxy Statement for our 2016 Annual Meeting of Stockholders, or our Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, or our Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC, including Note 5 to our Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our Directors and executive officers in our Proxy Statement and Note 10 to our Condensed Consolidated Financial Statements included in our Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise as a result of these and other such relationships and related person transactions.  Our filings with the SEC and copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website, www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Consent Agreement dated October 2, 2016, among Senior Housing Properties Trust, ABP Trust, ABP Acquisition LLC, Barry M. Portnoy and Adam D. Portnoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated:  October 6, 2016